UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): October 11, 2010

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 11, 2010, the Board of Directors of Ariba, Inc. (“Ariba”) set the date for Ariba’s annual meeting of shareholders for Tuesday, January 18, 2011. Ariba currently plans to hold its 2011 Annual Meeting of Stockholders at 8 a.m., local time, at Ariba’s Atlanta offices located at 11625 Rainwater Drive, 500-600 Northwinds Center, Suite 150, Alpharetta, GA. Stockholders of record as of the close of business on December 1, 2010 are entitled to notice of and vote at the 2011 Annual Meeting.

The 2011 Annual Meeting date represents a change of more than 30 days from the anniversary of Ariba’s 2010 Annual Meeting of Stockholders. Accordingly, the Company is informing its stockholders, pursuant to Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended, of the following deadlines for stockholder proposals.

Rule 14a-8 Stockholder Proposal Deadline

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the Company has set a new deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in Ariba’s proxy materials for the 2011 Annual Meeting. The new deadline for delivering stockholder proposals to Ariba is the close of business on October 22, 2010. Such proposals should be delivered to: Ariba, Inc., 807 11th Avenue, Sunnyvale, California 94089, Attn: General Counsel and must otherwise satisfy the conditions established by the Securities and Exchange Commission to be considered for inclusion in Ariba’s proxy materials, and may be omitted if not in compliance with applicable requirements.

Bylaws Advance Notice Deadline

In accordance with the requirements for advance notice set forth in Ariba’s bylaws, in order for a stockholder proposal to be considered timely, such proposal or nomination must be received by the Corporate Secretary by close of business on October 22, 2010 at the address noted above. Such proposals must comply with Article II, Section 2.7 of Ariba’s bylaws.

This press release constitutes a public announcement of the date of the 2011 Annual Meeting for purposes of Section 2.7 of Ariba’s bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: October 12, 2010	By:	/s/ Ahmed Rubaie
Ahmed Rubaie Executive Vice President and Chief Financial Officer